Exhibit 99.1

GENERAL MOTORS

SECOND-QUARTER 2017 EARNINGS
FROM CONTINUING OPERATIONS

GM Reports Net Revenue of $37 Billion and Income of $2.4 Billion from Continuing Operations

- EPS-diluted of $1.60, down 8 percent; EPS diluted-adjusted of $1.89, up 5.6 percent
- EBIT-adjusted of $3.7 billion and EBIT-adjusted margin of 10.0 percent
- North America EBIT-adjusted of $3.5 billion, and EBIT-adjusted margin of 12.2 percent

Q2 2017 RESULTS OVERVIEW

	FROM CONTINUING OPERATIONS			
	Net Revenue	Income	Auto Operating Cash Flow	EPS-Diluted
GAAP	$37.0 B	$2.4 B	$5.1 B	$1.60
Vs. Q2 2016	(1.1) %	(11.3) %	+$0.3 B	(8.0) %
	EBIT-Adj. Margin	EBIT-Adj.	Adj. Auto FCF	EPS Diluted-Adj.
Non-GAAP	10.0%	$3.7 B	$2.6 B	$1.89
Vs. Q2 2016	(0.3) pts	(4.3) %	($0.7) B	+5.6 %

"Disciplined and relentless focus on improving our business performance led to a strong quarter and very solid first half of the year. We will continue transforming GM to capitalize on growth opportunities and deliver even more value for our shareholders."

– Mary Barra, Chairman & CEO

Q2 VEHICLE SALES

In the second quarter, GM delivered 725,000 total vehicles in the United States, driven by a 24-percent increase in retail crossover sales. The Q2 crossover results are the best in GM history.

GM's U.S. daily rental sales were 6 percent of total vehicle sales in Q2, the lowest of any full-line automaker. Daily rental sales were down about 25,000 vehicles or 35 percent compared to Q2 2016.



2018 Chevrolet Equinox

In China, GM deliveries of 852,000 vehicles set a second-quarter record, up 1.6 percent compared to Q2 2016. Strong sales of Cadillac and Baojun vehicles led the way, up 62 percent and 66 percent, respectively.



2017 Cadillac XT5

South America delivered 160,000 vehicles in the quarter, up 18 percent, compared to industry growth of 13 percent.

For more details on second-quarter sales, click here.

RESTRUCTURING

In May, GM announced key restructuring actions in GM's International operations to focus GM India on export manufacturing and the transition of GM South Africa manufacturing to Isuzu Motors. The Chevrolet brand will be phased out of both markets by the end of 2017.

With these actions and the pending sale of GM's Opel / Vauxhall brands and GM Financial's European operations to PSA Group, GM believes it is now in the right markets to capitalize on its higher-return franchises and long-term growth opportunities, including reshaping the future of personal mobility.

GM will continue to target operational improvements by market and product segment to increase its competitiveness and drive stronger business performance.

SEGMENT RESULTS (EBIT-ADJUSTED FROM CONTINUING OPERATIONS - $B)

North America		International Ops		South America		GM Financial (EBT)	
Q2 17	Q2 16	**Q2 17**	Q2 16	**Q2 17**	Q2 16	**Q2 17**	Q2 16
3.5	3.7	**0.3**	0.2	**(0.0)**	(0.1)	**0.4**	0.2

North America: Improved mix and cost efficiencies largely offset lower volumes, price and FX, and drove strong EBIT-adjusted and an EBIT-adjusted margin of 12.2 percent.

International Ops: Improved volume drove China JV equity income of $0.5 billion.

South America: Despite challenging macro economic conditions, GMSA posted year-over-year improvement to break even.

GM Financial (EBT): Achieved 12 percent EBT margin on record $3 billion in revenue. Continued strong growth of earnings assets, up 38 percent YOY.

> **"Strong results in North America and China, solid improvement in South America and continued growth of GM Financial drove another strong quarter. With an aggressive launch cadence still ahead this year, we are on track to meet our financial commitments for 2017."**
>
> ***– Chuck Stevens, Executive Vice President and CFO***

CAPITAL RETURN

In the second quarter of 2017, GM paid $0.6 billion in common stock dividends and repurchased $1.5 billion of common stock. For the full year GM expects to return up to $7 billion to shareholders through common stock dividends and share buybacks.

CASH AND LIQUIDITY FROM CONTINUING OPERATIONS ($B)

	Q2 17	Q2 16
Cash and Current Marketable Securities	**20.5**	20.1
Total Auto Liquidity	**34.6**	34.3

TECHNOLOGY AND INNOVATION

In June, GM became the first company to use mass-production methods to build 130 autonomous **Chevrolet Bolt EV** test vehicles, growing its self-driving test fleet to 180.



2017 Chevrolet Bolt EV

In preparation for the fall introduction of **Super Cruise** on the Cadillac CT6, GM engineers have logged roughly 160,000 miles of U.S. and Canadian highway driving as part of final validation for the system.

Also in June, GM launched **Maven Gig** in San Diego and San Francisco to give drivers access to Chevrolet Bolt EVs for performing freelance services such as package delivery and ride sharing.

2017 VEHICLE LAUNCHES

For the first six months of the year, crossover segments grew faster than any other segment in the U.S. Through June, U.S. industry crossover retail sales grew 9 percent compared to 2016.



2018 Chevrolet Traverse

The company is well positioned to continue capitalizing on this trend with the launches of the GMC Terrain, Chevrolet Traverse and Buick Enclave through the end of the year. Chevrolet will also introduce the Bolt EV in U.S. markets nationwide by August 1.



2018 Buick Enclave Avenir

In the second half of 2017, GM China plans to introduce 10 new and refreshed models.

Later this year, Chevrolet will introduce the Equinox SUV in the fast-growing compact SUV market in Brazil.



2018 GMC Terrain SLT

Cautionary Note on Forward-Looking Statements. This press release and related comments by management may include forward-looking statements. These statements are based on current expectations about possible future events and thus are inherently uncertain. Our actual results may dier materially from forward-looking statements due to a variety of factors, including: (1) our ability to deliver new products, services and experiences that attract new, and are desired by existing, customers and to eectively compete in autonomous, ride-sharing and transportation as a service; (2) sales of full-size pick-up trucks and SUVs, which may be aected by increases in the price of oil; (3) the volatility of global sales and operations; (4) aggressive competition, including the impact of new market entrants; (5) changes in, or the introduction of novel interpretations of, laws, regulations or policies particularly those relating to free trade agreements, tax rates and vehicle safety and any government actions that may aect the production, licensing, distribution, pricing, or selling of our products; (6) our joint ventures, which we cannot operate solely for our benet and over which we may have limited control; (7) compliance with laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (8) costs and risks associated with litigation and government investigations; (9) compliance with the terms of the Deferred Prosecution Agreement; (10) our ability to maintain quality control over our vehicles and avoid recalls and the cost and eect on our reputation and products; (11) the ability of suppliers to deliver parts, systems and components without disruption and on schedule; (12) our dependence on our manufacturing facilities; (13) our ability to realize production eciencies and cost reductions; (14) our ability to successfully restructure operations in various countries; (15) our ability to manage risks related to security breaches and other disruptions to vehicles, information technology networks and systems; (16) our ability to develop captive nancing capability through GM Financial; (17) signicant increases in pension expense or projected pension contributions; (18) signicant changes in the economic, political, and regulatory environment, market conditions, and foreign currency exchange rates; and (19) uncertainties associated with the consummation of the sale of Opel/Vauxhall to the PSA Group, including satisfaction of the closing conditions. A further list and description of these risks, uncertainties and other factors can be found in our Annual Report on Form 10-K for the scal year ended December 31, 2016, and our subsequent lings with the Securities and Exchange Commission.GM cautions readers not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements. General Motors Co. (NYSE: GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.   Tom Henderson GM Finance Communications 313-410-2704 tom.e.henderson@gm.com Media Investors CONTACTS Michael Heifler GM Investor Relations 313-418-0220 michael.heifler@gm.com